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                                                                    EXHIBIT 99.1

                                 LOAN AGREEMENT


          LOAN AGREEMENT, dated as of May 12, 1994, between Capital Holding Corporation, a Delaware corporation ("CHC"), and Capital Holding LLC, a limited life company organized under the laws of the Turks & Caicos Islands ("Capital").

          WHEREAS, Capital intends to issue common shares (the "Common Shares") to CHC, and receive related capital contributions, in an aggregate amount of $26,600,000 (the "Common Share Payments") and to issue and sell up to 4,000,000 shares of its 8-7/8% Cumulative Monthly Income Preferred Shares (the "Preferred Shares"), with a liquidation preference equal to $25 per Preferred Share (the "Liquidation Preference");

          WHEREAS, CHC is guaranteeing the payment of dividends on the Preferred Shares if and when declared to the extent that there are sufficient funds legally available therefor, the Redemption Price (as defined in the Guarantee Agreement) and the Liquidation Distribution (as defined in the Guarantee Agreement) on the Preferred Shares all to the extent set forth in the Payment and Guarantee Agreement, dated as of May 12, 1994 (the "Guarantee
Agreement");

          WHEREAS, the primary purpose for which Capital was formed is to finance the business operations of CHC, and consistent therewith, CHC has asked Capital to make a loan to CHC in an aggregate principal amount equal to the sum of the aggregate Common Share Payments and the aggregate Liquidation Preference of the Preferred Shares issued and sold by Capital; and

          WHEREAS, Capital intends to make the aforementioned loans to CHC, on the terms and conditions hereinafter stated.

          NOW, THEREFORE, CHC and Capital hereby agree as follows:


                                   ARTICLE I

                                   THE LOANS

          Section 1.01. The Loans. Subject to the terms and conditions herein, Capital agrees to make loans to CHC on the date hereof in an aggregate principal amount of $126,600,000
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in next day funds.  Such loans shall be referred to herein as the "Loans".


          Section 1.02. Term of the Loans; Mandatory Prepayment. (a) If Capital redeems Preferred Shares in accordance with the terms thereof, the Loans shall become due and payable in a principal amount equal to the aggregate Redemption Price of the Preferred Shares so redeemed, together with any and all accrued interest thereon. Any payment pursuant to this Section 1.02(a) shall be made by wire transfer, which shall be initiated by 2:00 p.m., New York time, on the date fixed for such redemption or at such other time on such earlier date as Capital and CHC shall agree.


          (b) The entire principal amount of the Loans shall become due and payable, together with any accrued and unpaid interest thereon, including Additional Interest as defined below, if any, on the earliest of May 31, 2024 or the date upon which CHC is dissolved, wound-up or liquidated or the date upon which Capital is dissolved, wound-up or liquidated.


          Section 1.03. Optional Prepayment. CHC shall have the right to prepay the Loans, without premium or penalty,


        (i) in whole or in part (together with any accrued but unpaid interest, including Additional Interest, if any, on the portion being prepaid) at any time on or after May 31, 1999; and


        (ii) in whole (together with all accrued and unpaid interest, including Additional Interest, if any, thereon) at any time if CHC is or would be required to pay any Additional Interest on the entire amount of the Loans, or in part (together with all accrued and unpaid interest, including Additional Interest on the portion being prepaid) at any time if CHC is or would be required to pay Additional Interest with respect to only a portion of the Loans, provided that if a partial prepayment would, through the corresponding partial redemption required under the terms of the Preferred Shares, result in a delisting of the Preferred Shares from the New York Stock Exchange, CHC may only prepay the Loans in whole. In no event, however, shall CHC have the right to prepay the Loans, or a portion thereof, under this clause (ii) based on (a) a technical obligation to pay Additional Interest because of a withholding obligation to the extent CHC would not incur any penalties, interest or tax under the United States Internal Revenue Code of 1986, as amended or applicable law if CHC did not withhold, or
(b)

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a de minimis obligation to pay Additional Interest.  For purposes of the foregoing, in the event that CHC is advised by independent legal counsel that more than an insubstantial risk exists that CHC will incur penalties, interest or tax under the Internal Revenue Code or other applicable law if it does not withhold, CHC shall have the right to repay the Loans, or a portion thereof, under this clause (ii) unless the obligation to pay Additional Interest if CHC does so withhold is a de minimis obligation.



                                   ARTICLE II

                                    INTEREST

     Section 2.01. Interest on the Loans. The Loans shall bear interest at an annual rate equal to 8 7/8% from the date they are made until maturity. Such interest shall be payable on the last day of each calendar month of each year, commencing May 31, 1994. In the event that any date on which interest is payable on Loans is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. A "Business Day" shall mean any day other than a day on which banking institutions in The City of New York are authorized or required by law to close.

     Section 2.02. Additional Interest. If at any time (a) Capital shall be required to pay any additional amounts ("Additional Amounts") in respect of the Preferred Shares pursuant to the terms thereof, (b) CHC shall be required to withhold or deduct any amounts, for or on account of any taxes, duties or governmental charges of whatever nature imposed by the United States of America (or any political subdivision thereof or therein), from the interest payments to be made by CHC on the Loans or (c) Capital shall be required to pay, with respect to its income derived from the interest payments on the Loans, any amounts, for or on account of any taxes, duties or governmental charges of whatever nature imposed by the Turks and Caicos Islands (or any political subdivision thereof or therein), or any other taxing authority, then, in any such case, CHC will pay as interest such additional amounts ("Additional Interest") as may be necessary in order that the net amounts received and retained by Capital after paying such Additional Amounts, or after such withholding or

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deduction or the payment of such taxes, duties, assessments or governmental charges, as the case may be, shall result in Capital's having such funds as it would have had in the absence of the obligation to pay such Additional Amounts, or such withholding or deduction or the payment of such taxes, duties, assessments or governmental charges, as the case may be. The obligation to pay Additional Interest under (b) above shall be reduced proportionately to the extent that (x) CHC or Capital has notified holders of Preferred Shares of the obligation to withhold taxes and requested but not received from such holders declarations of nonresidence or other claims for exemption and (y) such withholding or deduction would not have been required had such declarations or claims been received.


     Section 2.03. Extension of Interest Payment Period. Notwithstanding the provisions of Section 2.01 hereof, CHC shall have the right at any time or times during the terms of the Loans, so long as CHC is not in default in the payment of interest on the Loans, to extend the interest payment period to up to 60 months, at the end of which period CHC shall pay all interest which has accrued and not been paid (together with interest thereon at the rate specified for the Loans to the extent permitted by applicable law); and provided that, during any such extended interest payment period neither CHC, nor any majority-owned subsidiary of CHC, shall declare or pay any dividend on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock or make any guarantee payments with respect to the foregoing (other than (i) payments under the Guarantee Agreement or under other guaranty agreements made by CHC in respect of additional preferred shares that may be issued in one or more series or classes that rank pari passu with each other and with the Preferred Shares with respect to participation in the profits and assets of Capital, or (ii) dividends or guarantee payments to CHC by a majority-owned subsidiary). Prior to the termination of any such extended interest payment period, CHC may further extend the interest payment period, provided that such extended interest payment, period together with all such further extensions thereof may not exceed 60 months. CHC shall give Capital notice of its selection of such extended interest payment period one Business Day prior to the earlier of (i) the date Capital declares the related dividend or (ii) the date Capital is required to give notice of the record or payment date of such related dividend to the New York Stock Exchange or other applicable self-regulatory organization or to holders of the Preferred Shares, but in any event not less than two Business Days prior to such record date. CHC shall cause Capital to give such notice of CHC's selection of such extended interest payment period to the holders of the Preferred Shares.

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                                  ARTICLE III

                                    PAYMENTS

     Section 3.01. Method and Date of Payment. Each payment by CHC of principal and interest (including Additional Interest, if any) on the Loans shall be made to Capital in lawful money of the United States, in next-day funds for principal payments and in same day funds for interest payments, at such place and to such account as may be designated by Capital.

     Section 3.02. Set-off. Notwithstanding anything to the contrary herein, CHC shall have the right to set-off any payment it is otherwise required to make hereunder with and to the extent CHC has theretofore made, or is concurrently on the date of such payment making, a payment under the Guarantee Agreement.


                                   ARTICLE IV

                                 SUBORDINATION

     Section 4.01. Subordination. CHC and Capital covenant and agree, that the Loans are subordinate and junior in right of payment to all Senior Indebtedness as provided herein. The term "Senior Indebtedness" shall mean the principal, premium, if any, and interest on (i) all indebtedness of CHC other than ordinary trade credit and other accounts payable arising in the ordinary course of business, whether outstanding on the date hereof or hereafter created, incurred or assumed, which is for money borrowed, or evidenced by a note or similar instrument given in connection with the acquisition of any business, properties or assets, including securities, (ii) any indebtedness of others of the kinds described in the preceding clause (i) for which CHC is responsible or liable (directly or indirectly, contingently or noncontingently) as guarantor or otherwise and (iii) amendments, renewals, extensions and refundings of any such indebtedness, unless in any instrument or instruments evidencing or securing such indebtedness or pursuant to which the same is outstanding, or in any such amendment, renewal, extension or refunding, it is expressly provided that such indebtedness is not superior in right of payment to the Loans. Senior Indebtedness shall continue to be Senior Indebtedness and entitled to the benefits of these subordination provisions

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irrespective of any amendment, modification or waiver of any term of the Senior
Indebtedness or extension or renewal of the Senior Indebtedness.

     In the event that (i) CHC shall default in the payment of any principal or premium, if any, or interest on any Senior Indebtedness when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or declaration or otherwise or (ii) an event of default occurs with respect to any Senior Indebtedness permitting the holders to accelerate the maturity thereof and written notice describing such event of default and requesting commencement of payment blockage on transactions as hereinafter described is given to CHC by the holders of Senior Indebtedness, then unless and until such default in payment or event of default shall have been cured or waived or shall have ceased to exist, no direct or indirect payment (in cash, property, securities, by set-off or otherwise) shall be made or agreed to be made on account of the Loans or interest thereon or in respect of any repayment, redemption, retirement, purchase or other acquisition of the Loans. CHC will give prompt written notice to Capital of any default in the payment of any Senior Indebtedness and of any dissolution, winding up or reorganization of CHC.

     In the event of (i) any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to CHC, its property or for the benefit of its creditors, (ii) any proceeding for the liquidation, dissolution or other winding up of CHC, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings,
(iii) any assignment by CHC for the benefit of creditors, or (iv) any other marshalling of the assets of CHC, all Senior Indebtedness shall first be paid in full before any payment or distribution, whether in cash, securities or other property, shall be made on the Loans. In any such event, any payment or distribution, whether in cash, securities or other property (other than securities of CHC or any other corporation provided for by a plan of reorganization or a readjustment, the payment of which is subordinate, at least to the extent provided in these subordination provisions with respect to the indebtedness evidenced by the Loans, to the payment of all Senior Indebtedness at the time outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment), which would otherwise (but for these subordination provisions) be payable or deliverable in respect of the Loans shall be paid or delivered directly to the holders of Senior Indebtedness or to their representative, or to the trustee under the indenture or agreement (if any) pursuant

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to which such Senior Indebtedness may have been issued, in accordance with the priorities then existing among such holders until all Senior Indebtedness shall have been paid in full. No present or future holder of any Senior Indebtedness shall be prejudiced in the right to enforce subordination of the indebtedness constituting the Loans by any act or failure to act on the part of CHC.

     Senior Indebtedness shall not be deemed to have been paid in full unless the holders thereof shall have received cash, securities or other property equal to the amount of such Senior Indebtedness then outstanding. Upon the payment in full of all Senior Indebtedness, Capital shall be subrogated to all the rights of any holders of Senior Indebtedness to receive any further payments or distributions applicable to the Senior Indebtedness until the Loans shall have been paid in full, and such payments or distributions of cash, securities or other property received by Capital, by reason of such subrogation, which otherwise would be paid or distributed to the holders of Senior Indebtedness, shall, as between CHC and its creditors other than the holders of Senior Indebtedness on the one hand, and Capital, on the other, be deemed to be a payment by CHC on account of Senior Indebtedness, and not on account of the Loans.


                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

     Section 5.01. Representations and Warranties. CHC represents and warrants to Capital that:

     (a) Good Standing. CHC is a corporation duly incorporated and validly existing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as now being conducted.

     (b) Power and Authority. CHC has full power and authority to enter into this agreement and to incur and perform the obligations provided for herein, all of which have been duly authorized by all proper and necessary action.

     (c) No Conflict. The execution and delivery of this Agreement and the performance by CHC of all its obligations hereunder will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of

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trust, loan agreement or other agreement or instrument to which CHC is a party or by which CHC is bound or subject, nor will this Agreement result in a violation of the provisions of CHC's Certificate of Incorporation or By-laws.

     (d) Binding Agreement. This Agreement constitutes the valid and legally binding obligation of CHC enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.


                                   ARTICLE VI

                                   COVENANTS

     Section 6.01. Covenants. (a) CHC agrees (i) that neither it, nor any of its majority-owned subsidiaries, shall declare or pay any dividend on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock, or make any guarantee payments with respect to the foregoing (other than (i) payments under the Guarantee Agreement or under other guaranty agreements made by CHC in respect of additional preferred shares that may be issued in one or more series or classes that rank pari passu with each other and with the Preferred Shares with respect to participation in the profits and assets of Capital, or (ii) dividends or guarantee payments to CHC by a majority-owned subsidiary) if at such time (x) there shall have occurred any event that, with the giving of notice or the lapse of time or both, would constitute an Event of Default hereunder or (y) CHC shall be in default with respect to its payment or other obligations under the Guarantee Agreement or under the Expenses and Liabilities Agreement dated as of May 12, 1994, between CHC and Capital,
(ii) to maintain direct or indirect 100% ownership of the Common Shares and any other shares of Capital other than (x) the Preferred Shares and (y) any additional preferred shares that may be issued in one or more series or classes, and that rank pari passu with each other and with the Preferred Shares with respect to participation in the profits and assets of Capital, (iii) to cause at least 21% of the total value of Capital and at least 21% of all interest in the capital, income, gain, loss, deduction and credit of Capital to be represented by Common Shares, (iv) not to voluntarily dissolve, wind-up or liquidate Capital, (v) to remain the Manager of Capital and to timely perform all of its duties as Manager of Capital (including the duty to declare and pay dividends on the Preferred Shares); provided that any permitted successor of CHC under this Agreement may succeed to CHC's duties as Manager, and (vi) to use its reasonable efforts to cause Capital to remain a limited life company and otherwise continue to be treated as a partnership for United States federal income tax purposes.

     (b) CHC agrees that its obligations under this Agreement will also be for the benefit of the holders from time to time of Preferred Shares, and CHC acknowledges and

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agrees that such holder will be entitled to enforce this Agreement directly against CHC.

     (c) CHC agrees not to merge with or into another entity, or permit another entity to merge with or into it, and agrees not to sell, transfer or lease all or substantially all of its assets to another entity unless: (i) at such time no Event of Default hereunder has occurred and is continuing, or would occur as a result of such merger, sale, transfer or lease, and (ii) CHC is the survivor of such merger or the entity to which CHC's assets are sold, transferred or leased is an entity organized under the laws of the United States or any state thereof and assumes all of CHC's obligations under this Agreement.


                                  ARTICLE VII

                               EVENTS OF DEFAULT

     Section 7.01. Events of Default. If one or more of the following events (each an "Event of Default") shall occur and be continuing:

          (a) default in the payment of any interest on the Loans, including any Additional Interest in respect of the Loans, when due for ten days (whether by virtue of the provisions described under Article IV hereof or otherwise); provided that a valid extension of the interest payment period by CHC pursuant to Section 2.03 hereof shall not constitute a default in the payment of interest for this purpose;

          (b) default in the payment of principal on the Loans when due (whether by virtue of the provisions described under Article IV hereof or otherwise);

          (c)  the dissolution, winding up or liquidation of Capital;

          (d)  the bankruptcy, insolvency or liquidation of CHC; or

          (e) breach by CHC of any covenants contained herein continued for 30 days after notice to it from any holder of the Preferred Shares;

then, provided that the holders of a majority in liquidation preference of outstanding Preferred Shares are entitled to appoint a trustee, then, in every such event, and at any time thereafter during the continuance of such

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event, Capital will have the right to declare the principal of and the interest on the Loans (including any Additional Interest and any interest subject to an extension of the interest payment period) and any other amounts payable hereunder to be forthwith due and payable, whereupon the same shall become and be forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything in this Agreement to the contrary notwithstanding. If an Event of Default specified in subparagraph (c) or (d) above shall have occurred, the principal of and interest on the Loans and any other amounts payable hereunder shall thereupon and concurrently become due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything in this Agreement to the contrary notwithstanding. CHC expressly acknowledges that under the terms of the Preferred Shares, the holders of the outstanding Preferred Shares shall have the right to appoint a trustee, which trustee shall be authorized to exercise Capital's rights as a creditor under this Agreement, and CHC agrees to cooperate with such trustee.


                                  ARTICLE VIII

                                 MISCELLANEOUS

     Section 8.01. Notices. All notices hereunder shall be deemed given by a party hereto if in writing and delivered personally or by telegram or facsimile transmission or by registered or certified mail (return receipt requested) to the other party at the following address for such party (or at such other address as shall be specified by like notice):

     If to Capital, to:

           Capital Holding LLC
           c/o Capital Holding Corporation, as Manager
           Capital Holding Corporation
           Capital Holding Center
           400 West Market Street
           Louisville, Kentucky 40202
           Fax No: (502) 560-2746
           Attention: Treasurer

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     If to CHC, to:

            Capital Holding Corporation
            Capital Holding Center
            400 West Market Street
            Louisville, Kentucky 40202
            Fax No: (502) 560-2746
            Attention: Treasurer

     Any notice given by mail or telegram or facsimile transmission shall be effective when received.

     Section 8.02. Binding Effect. CHC shall have the right at all times to assign any of its rights or obligations under this Agreement to a direct or indirect wholly owned subsidiary of CHC other than any subsidiary that is an insurance company; provided that, in the event of any such assignment, CHC shall remain jointly and severally liable for all such obligations. Capital may not assign any of its rights hereunder without the prior written consent of CHC. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of CHC and Capital and their respective successors and assigns. This Agreement may not otherwise be assigned by CHC or Capital.

     Section 8.03. Governing Law. EXCEPT AS TO MATTERS RELATING TO THE AUTHORIZATION, EXECUTION AND DELIVERY OF THIS AGREEMENT BY CAPITAL, WHICH SHALL BE GOVERNED BY THE LAWS OF THE TURKS & CAICOS ISLANDS, THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     Section 8.04. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

     Section 8.05. Amendments. This Agreement may be amended by mutual consent of the parties in the manner the parties shall agree; provided that, so long as any of the Preferred Shares remain outstanding, no such amendment shall be made that adversely affects the holders of the Preferred Shares, no termination of this Agreement shall occur, and no Event of Default or compliance with any covenant under this Agreement may be waived by Capital, without the prior approval of the holders of at least 66 2/3% of the outstanding Preferred Shares, unless and until the Loans and all accrued and unpaid interest thereon (including Additional Interest, if any) shall have been paid in full.

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     IN WITNESS WHEREOF, the parties hereto have caused THIS LOAN AGREEMENT to be executed by their respective officers thereunto duly authorized as of the day and year first above written.


                     CAPITAL HOLDING CORPORATION



                     By: /s/ Gregory P. Givan
                         ______________________
                     Name: Gregory P. Givan
                     Title: Second Vice President-
                             Corporate Finance


                     CAPITAL HOLDING LLC

                     By:  Capital Holding Corporation,
                            as Manager


                     By: /s/ R. Michael Slaven
                         ______________________
                     Name: R. Michael Slaven
                     Title: Secretary and Assistant
                             General Counsel


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